Exhibit No. 99

For Immediate Release

REGIS REPORTS IMPROVED THIRD QUARTER 2018 RESULTS

Company Reports Net Income from Continuing Operations of $4.8 Million, a $16.6 Million Increase Versus Prior Year

Adjusted EBITDA of $20.8 Million is $2.9 Million, or 16.0% Favorable Year-Over-Year;
Year-To-Date Adjusted EBITDA of $62.9 Million Increased $5.1 Million, or 8.8% Year-Over-Year

During the Quarter, the Company Successfully Restructured its Company-Owned SmartStyle® Portfolio by Closing 597 Cash Flow Negative Salons, Closed on a New Five-Year, Unsecured Revolving Credit Facility Subsequently Increased to $295 Million and Redemption of the Company’s 5.5% High-Yield Notes and Repurchased 586,000 Shares of Its Common Stock

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2018	2017 (1)	2018	2017 (1)
Consolidated Revenue	$300,801	$313,478	$919,189	$947,558
Consolidated Same-Store Sales Comps	1.6%	(1.7)%	0.4%	(1.3)%

Net Income (Loss) From Continuing Operations	$4,799	$(11,840)	$54,912	$(5,118)
Diluted Earnings (Loss) per Share From Continuing Operations	$0.10	$(0.26)	$1.17	$(0.11)
EBITDA	$6,622	$1,104	$(13,750)	$34,696
as a percent of revenue	2.2%	0.4%	(1.5)%	3.7%

As Adjusted(2)
Consolidated Revenue, as Adjusted	$298,740	$313,478	$917,128	$947,558
Consolidated Same-Store Sales Comps, as Adjusted	0.9%	(1.7)%	0.2%	(1.3)%
Net Income (Loss), as Adjusted	$9,909	$(1,644)	$17,505	$5,752
Diluted Earnings (Loss) per Share, as Adjusted	$0.21	$(0.04)	$0.37	$0.12
EBITDA, as Adjusted	$20,778	$17,915	$62,912	$57,841
as a percent of revenue, as adjusted	7.0%	5.7%	6.9%	6.1%
____________________________________

(1)	Amounts for fiscal year 2017 have been recast to account for mall-based business and International segment as discontinued operations.
(2)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".
MINNEAPOLIS, May 1, 2018 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is owning, operating and franchising hair salons, today reported third quarter 2018 net income from continuing operations of $4.8 million, or $0.10 per diluted share as compared to net loss from continuing operations of $11.8 million, or $0.26 per diluted share in the third quarter of 2017. The Company’s reported results include $3.0 million of costs associated with securing the new revolving credit facility and redemption of the Company’s 5.5% high-yield notes, a net $2.3 million of one-time costs associated with the restructuring of the Company's SmartStyle® salon portfolio and $1.3 million of other discrete costs, partially offset by $1.4 million of related tax benefits. Excluding discrete items, and the losses from discontinued operations, the Company reported third quarter 2018 as adjusted net income of $9.9 million, or $0.21 earnings per diluted share versus net loss of $1.6 million, or $0.04 earnings per diluted share, for the same period last year.
Total revenue in the quarter of $300.8 million decreased $12.7 million, or 4.0%, year-over-year driven primarily by the closure of 597 non-performing SmartStyle salons and the conversion of 376 company-owned salons to franchised locations, partially offset by positive same-store sales comps of 1.6%. Reported revenue includes $2.1 million of benefit related to discounted close-out product sales as part of the closure of the 597 non-performing SmartStyle salons. Excluding this one-time benefit, as adjusted sales were $298.7 million and related same-store sales comps were approximately 0.9%. Management estimates the shift of the Easter holiday benefited third quarter same-store sales comps by 90 basis points.
Third quarter EBITDA of $6.6 million increased $5.5 million versus the same period last year. As a percentage of sales, the Company's third quarter EBITDA margin rate of 2.2% compares to 0.4% in the third quarter last year. Third quarter adjusted EBITDA of $20.8 million was 7.0% of adjusted sales and was $2.9 million, or 16.0% favorable year-over-year. Last year's third quarter adjusted EBITDA margin rate was 5.7%.
On a full year basis, the Company reported net income from continuing operations of $54.9 million, or $1.17 per diluted share as compared to net loss from continuing operations of $5.1 million, or $0.11 per diluted share in the prior year. On an adjusted basis, net income from continuing operations was $17.5 million, an increase of $11.8 million. Adjusted EBITDA of $62.9 million increased $5.1 million, or 8.8% versus the same period last year.
Hugh Sawyer, President and Chief Executive Officer, commented, "We are pleased to report continued progress in our multi-year turnaround strategy, including improvement in both our quarterly and year-over-year adjusted EBITDA results. Mr. Sawyer continued, "During a busy quarter we closed on our new five-year revolving credit facility, accelerated the growth of our franchise platform and launched an industry-exclusive sponsorship of Major League Baseball through our Supercuts brand. We also began to consider options to further expand our franchise concept within our Supercuts company-owned salon portfolio where we believe it may support our strategy and potentially improve shareholder value."
Restructuring of Company-Owned SmartStyle® Portfolio
In January 2018, the Company closed 597 non-performing Company-owned SmartStyle® salons. The 597 non-performing salons generated negative cash flow of approximately $15 million during the twelve months ended September 30, 2017. The action delivered on the Company's commitment to restructure its salon portfolio to improve shareholder value and position the Company for long-term growth. The Company anticipates this action will allow the Company to reallocate capital and human resources to strategically grow its remaining SmartStyle® salons with creative new offerings.

Third Quarter Segment Results
Company-Owned Salons

	Three Months Ended March 31,		(Decrease) Increase	Nine Months Ended March 31,		(Decrease) Increase
(Dollars in millions) (1)	2018	2017 (2)		2018	2017 (2)

Total Revenue, as Adjusted	$269.8	$294.3	(8.3)%	$838.6	$890.0	(5.8)%
Same-Store Sales Comps, as Adjusted	0.9%	(1.7)%	260 bps	0.2%	(1.3)%	150 bps
Year-over-Year Ticket change	3.1%			3.1%
Year-over-Year Traffic change	(2.2)%			(2.9)%

Gross Profit, as Adjusted(3)	115.2	115.8	(0.5)%	357.3	355.3	0.6%
as a percent of revenue, as adjusted	42.7%	39.4%	330 bps	42.6%	39.9%	270 bps

EBITDA, as Adjusted	28.7	27.7	3.6%	88.5	87.6	1.0%
as a percent of revenue, as adjusted	10.6%	9.4%	120 bps	10.6%	9.8%	80 bps
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2017 have been recast to account for mall-based business and International segment as discontinued operations.

(3)	Gross profit, as Adjusted, excludes depreciation and amortization.
Third quarter revenue, as adjusted, for the Company-owned salon segment decreased 8.3% versus the prior year to $269.8 million. The year-over-year decline in revenue was driven by the closure of unprofitable salons and the sale of Company-owned salons to franchisees, partially offset by an increase in same-store sales of 0.9% driven by a 3.1% increase in average ticket, partially offset by a decrease in traffic of 2.2%.
Third quarter adjusted EBITDA of $28.7 million increased $1.0 million, or 3.6% versus the same period last year driven primarily by benefits from the Company's focus on cost reductions, the closing of unprofitable salons, and same-store sales comp increases, partially offset by salon-level compensation changes, investments in a strategic digital marketing campaign, health insurance costs, and the prior year inclusion of a more favorable self-insurance reserve adjustment. The EBITDA margin rate of the Company-owned salon segment of 10.6% increased 120 basis points compared to the third quarter of last year.
Franchise

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)
(Dollars in millions) (1)	2018	2017 (2)		2018	2017 (2)

Revenue
Product	$8.4	$7.5	12.0%	$24.8	$22.5	10.2%
Product sold to The Beautiful Group	6.5	—	N/A	12.9	—	N/A
Total product	$14.9	$7.5	98.6%	$37.7	$22.5	67.5%
Royalties and fees	14.0	11.6	20.2%	40.8	35.1	16.5%
Total Revenue	$28.9	$19.2	51.0%	$78.6	$57.6	36.4%

EBITDA, as Adjusted	10.3	8.6	19.4%	29.9	25.3	17.9%
as a percent of revenue	35.5%	44.9%	(940) bps	38.0%	44.0%	(600) bps
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(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Amounts for fiscal year 2017 have been recast to account for mall-based business and International segment as discontinued operations.

Third quarter Franchise revenue was $28.9 million, a $9.8 million, or 51.0%, increase compared to the prior year quarter. Royalties and fees were $14.0 million, a $2.4 million, or 20.2% increase versus the same period last year. Royalties increased 11.0% driven primarily by positive same-store revenue and increased franchise salon counts. Initial franchise fees increased $1.4 million as the Company opened, or converted, a net 144 franchised locations in the quarter as compared to 46 in the prior year quarter. Product sales to franchisees were $14.9 million, an increase of $7.4 million. Product sales to The Beautiful Group accounted for $6.5 million of this year-over-year sales increase.
Franchise adjusted EBITDA of $10.3 million improved $1.7 million, or 19.4% year-over-year. The Franchise EBITDA margin rate of 35.5% was negatively impacted by roughly 960 basis points due to the low margin rate of product sales to The Beautiful Group in accordance with the terms of our agreement. Removing the dilutive impact of these sales, EBITDA margin rates in the Franchise segment of 45.1% improved 20 basis points when compared to the third quarter of last year.
Other Company Updates
Consolidated Year-Over-Year General & Administrative ("G&A") Comparability
The Company announced a realignment of its field leadership team by brand during the first fiscal quarter. An outcome of this reorganization is that the costs associated with senior district leaders have been moved out of cost of goods sold and site operating expense, where the expense has historically been recorded, and into G&A. The Company notes that this change does not impact the overall consolidated results but does result in an $8.5 million decrease in cost of goods sold and site expense, and a corresponding $8.5 million increase to G&A this quarter, when compared to the comparable period last year. On a year-to-date basis, this reclassification of expenses decreased cost of goods sold and site expense, and had a corresponding increase to G&A of $23.6 million versus the same period last year.
Transformational Strategy Update
The Company continued to make progress implementing its transformational strategy and operational turnaround initiatives focused on improving the performance of Company-owned salons, while at the same time accelerating the growth of its franchise portfolio. During the quarter, the Company:

•	Closed 597 non-performing, cash flow negative Company-owned SmartStyle® salons in January 2018.

•	Repurchased 586,000 common shares at a total price of $9.6 million.

•	Converted 126 Company-owned salons to franchise substantially in our Supercuts and SmartStyle brands.

•
Closed on a new five-year, $260 million unsecured revolving credit facility and redeemed the Company’s 5.5% high-yield notes. The size of the credit facility has subsequently increased to $295 million as an additional bank joined the syndicate.

•
Executed a number of operational initiatives, building on its previously discussed management initiatives, to stabilize performance and establish a platform for longer-term revenue and earnings growth in Company-owned salons. The Company estimates the initiatives delivered benefit in a range of $8.0 million to $10.0 million in the third quarter of fiscal 2018.

•	Announced the appointment of Virginia Gambale to its Board of Directors, effective March 1, 2018.

•	Launched an e-commerce initiative to distribute the Company's DesignLine® brand of hair care products through Amazon and eBay to supplement existing in-salon sales and raise overall brand awareness.
Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations". A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results today, May 1, 2018, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (888) 394-8218 and entering access code 3375512. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 3375512.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of March 31, 2018, the Company owned, franchised or held ownership interests in 8,228 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts®, SmartStyle®, MasterCuts®, Regis Salons®, Sassoon®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Paul Dunn
VP, Finance and Investor Relations, 952-947-7915

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; the ability of the Company to maintain a satisfactory relationship with Walmart; the success of The Beautiful Group; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; consumer shopping trends and changes in manufacturer distribution channels; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; ability to attract and retain key management personnel; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	March 31, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$105,200	$171,044
Receivables, net	33,388	19,683
Inventories	81,131	98,392
Other current assets	46,488	48,114
Current assets held for sale	—	32,914
Total current assets	266,207	370,147

Property and equipment, net	104,127	123,281
Goodwill	415,503	416,987
Other intangibles, net	10,935	11,965
Other assets	60,433	61,756
Noncurrent assets held for sale	—	27,352
Total assets	$857,205	$1,011,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,913	$54,501
Accrued expenses	101,928	110,435
Current liabilities related to assets held for sale	—	13,126
Total current liabilities	152,841	178,062

Long-term debt, net	90,000	120,599
Other noncurrent liabilities	101,093	197,374
Noncurrent liabilities related to assets held for sale	—	7,232
Total liabilities	343,934	503,267
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 46,126,249 and 46,400,367 common shares at March 31, 2018 and June 30, 2017 respectively	2,306	2,320
Additional paid-in capital	208,149	214,109
Accumulated other comprehensive income	10,407	3,336
Retained earnings	292,409	288,456

Total shareholders’ equity	513,271	508,221

Total liabilities and shareholders’ equity	$857,205	$1,011,488

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three and Nine Months Ended March 31, 2018 and 2017
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenues:
Service	$221,926	$237,998	$680,699	$716,698
Product	64,887	63,844	197,643	195,789
Royalties and fees	13,988	11,636	40,847	35,071
	300,801	313,478	919,189	947,558
Operating expenses:
Cost of service	132,081	153,008	406,767	454,998
Cost of product	37,139	30,989	107,165	96,388
Site operating expenses	31,021	30,604	96,443	95,887
General and administrative	45,727	45,694	129,485	118,305
Rent	39,391	45,821	147,280	137,145
Depreciation and amortization	9,558	13,576	46,764	38,331
Total operating expenses	294,917	319,692	933,904	941,054

Operating income (loss)	5,884	(6,214)	(14,715)	6,504

Other (expense) income:
Interest expense	(5,095)	(2,125)	(9,402)	(6,441)
Interest income and other, net	1,785	357	5,174	2,136

Income (loss) from continuing operations before income taxes	2,574	(7,982)	(18,943)	2,199

Income tax benefit (expense)	2,225	(3,858)	73,855	(7,317)

Income (loss) from continuing operations	4,799	(11,840)	54,912	(5,118)

Loss from discontinued operations, net of taxes	(10,605)	(6,615)	(50,973)	(12,275)

Net (loss) income	$(5,806)	$(18,455)	$3,939	$(17,393)

Net (loss) income per share:
Basic:
Income (loss) from continuing operations	$0.10	$(0.26)	$1.18	$(0.11)
Loss from discontinued operations	(0.23)	(0.14)	(1.09)	(0.27)
Net (loss) income per share, basic (1)	$(0.12)	$(0.40)	$0.08	$(0.38)
Diluted:
Income (loss) from continuing operations	$0.10	$(0.26)	$1.17	$(0.11)
Loss from discontinued operations	(0.22)	(0.14)	(1.08)	(0.27)
Net (loss) income per share, diluted (1)	$(0.12)	$(0.40)	$0.08	$(0.38)

Weighted average common and common equivalent shares outstanding:
Basic	46,612	46,360	46,684	46,304
Diluted	47,153	46,360	47,093	46,304
_______________________________________________________________________________

(1)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME (Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net (loss) income	$(5,806)	$(18,455)	$3,939	$(17,393)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments during the period:
Foreign currency translation adjustments	(1,382)	248	919	(4,590)
Reclassification adjustments for losses included in net (loss) income	—	—	6,152	—
Net current period foreign currency translation adjustments	(1,382)	248	7,071	(4,590)
Recognition of deferred compensation	—	(22)	—	(22)
Other comprehensive (loss) income	(1,382)	226	7,071	(4,612)
Comprehensive (loss) income	$(7,188)	$(18,229)	$11,010	$(22,005)

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)
(Dollars in thousands)

	Nine Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$3,939	$(17,393)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Non-cash impairment related to discontinued operations	37,020	—
Depreciation and amortization	29,736	30,709
Depreciation related to discontinued operations	3,723	10,642
Equity in loss of affiliated companies	—	50
Deferred income taxes	(81,006)	6,419
Gain on life insurance	(7,986)	—
Gain from sale of salon assets to franchisees, net (1)	(255)	(53)
Salon asset impairments	11,099	7,622
Accumulated other comprehensive income reclassification adjustments	6,152	—
Stock-based compensation	6,483	9,498
Amortization of debt discount and financing costs	4,011	1,054
Other non-cash items affecting earnings	(286)	150
Changes in operating assets and liabilities, excluding the effects of asset sales	(35,268)	(1,884)
Net cash (used in) provided by operating activities	(22,638)	46,814

Cash flows from investing activities:
Capital expenditures	(20,065)	(20,296)
Capital expenditures related to discontinued operations	(1,171)	(5,124)
Proceeds from sale of assets to franchisees (1)	5,620	594
Change in restricted cash	(327)	999
Proceeds from company-owned life insurance policies	18,108	876
Net cash provided by (used in) investing activities	2,165	(22,951)

Cash flows from financing activities:
Borrowings on revolving credit facility	90,000	—
Repayments of long-term debt	(124,230)	—
Repurchase of common stock	(9,634)	—
Taxes paid for shares withheld	(2,279)	(1,228)
Cash settlement of equity awards	(550)	(440)
Net cash used in financing activities	(46,693)	(1,668)

Effect of exchange rate changes on cash and cash equivalents	(30)	(852)

(Decrease) increase in cash and cash equivalents	(67,196)	21,343

Cash and cash equivalents:
Beginning of period	171,044	147,346
Cash and cash equivalents included in current assets held for sale	1,352	—
Beginning of period, total cash and cash equivalents	172,396	147,346
End of period	$105,200	$168,689
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(1)    Excludes transaction with The Beautiful Group.

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SAME-STORE SALES (1):

	For the Three Months Ended
	March 31, 2018			March 31, 2017
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(1.0)	4.4	0.6	(1.9)	(0.7)	(1.5)
Supercuts	4.0	(2.2)	3.5	(0.5)	(6.3)	(1.0)
Signature Style	1.8	(0.9)	1.5	(2.8)	0.8	(2.5)
Consolidated	1.4%	2.5%	1.6%	(1.8)%	(1.1)%	(1.7)%

	For the Nine Months Ended
	March 31, 2018			March 31, 2017
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(0.9)	1.6	(0.1)	(1.0)	(1.8)	(1.2)
Supercuts	2.9	(4.3)	2.2	0.1	(4.9)	(0.4)
Signature Style	0.2	(3.3)	(0.2)	(2.1)	(1.7)	(2.1)
Consolidated	0.5%	—%	0.4%	(1.1)%	(2.1)%	(1.3)%
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(1) Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION (NYSE: RGS)
System-wide location counts

	March 31, 2018	June 30, 2017
COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	1,782	2,652
Supercuts	946	980
Signature Style	1,387	1,468
Mall locations (Regis and MasterCuts)	13	898
Total North American Salons	4,128	5,998
Total International Salons (1)	—	275
Total Company-owned Salons	4,128	6,273
as a percent of total Company-owned and Franchise salons	50.7%	70.3%

FRANCHISE SALONS:

SmartStyle/Cost Cutters in Walmart Stores	442	176
Supercuts	1,732	1,687
Signature Style	755	770
Total non-mall franchise locations	2,929	2,633
Mall franchise locations (Regis and MasterCuts)	821	—
Total North American Salons	3,750	2,633
Total International Salons (1)	262	13
Total Franchise Salons	4,012	2,646
as a percent of total Company-owned and Franchise salons	49.3%	29.7%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	88	89

Grand Total, System-wide	8,228	9,008
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(1)	Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net income (loss), net income (loss) per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and nine months ended March 31, 2018 and 2017:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	SmartStyle restructuring discounting and costs.

•	Executive transition costs.

•	Professional fees.

•	Severance expense for former executive officers.

•	Legal fees.

•	Gain on life insurance proceeds.

•	Debt refinancing.

•	Goodwill derecognition.

•	Impact of tax reform.

•	Discontinued operations.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(unaudited)

Reconciliation of U.S. GAAP operating income (loss) and U.S. GAAP net (loss) income to equivalent non-GAAP measures
		Three Months Ended March 31, 2018		Nine Months Ended March 31, 2018
	U.S. GAAP financial line item	2018	2017	2018	2017
U.S. GAAP revenue		$300,801	$313,478	$919,189	$947,558

Non-GAAP revenue adjustments
SmartStyle restructuring discounting	Product Sales	(2,061)	—	(2,061)	—
Non-GAAP revenue		$298,740	$313,478	$917,128	$947,558

U.S. GAAP operating income (loss)		$5,884	$(6,214)	$(14,715)	$6,504

Non-GAAP revenue adjustments		(2,061)	—	(2,061)	—

Non-GAAP operating expense adjustments (1)
SmartStyle restructuring discounting	Cost of Service	190	—	190	—
SmartStyle restructuring and discounting costs	Cost of Product	2,407	—	2,992	—
SmartStyle restructuring discounting	Site operating expenses	487	—	487	—
SmartStyle restructuring costs	General and administrative	1,218	—	1,334	—
Executive transition costs	General and administrative	146	—	564	—
Professional fees	General and administrative	(8)	1,037	1,628	1,711
Severance	General and administrative	—	7,854	2,828	7,854
Legal fees	General and administrative	—	1,405	—	1,405
Gain on life insurance proceeds	General and administrative	—	(100)	(7,986)	(100)
SmartStyle restructuring costs	Rent	—	—	23,999	—
SmartStyle restructuring costs	Depreciation and amortization	43	—	12,922	—
Total non-GAAP operating expense adjustments		4,483	10,196	38,958	10,870

Non-GAAP operating income (1)		$8,306	$3,982	$22,182	$17,374

U.S. GAAP net (loss) income		$(5,806)	$(18,455)	$3,939	$(17,393)

Non-GAAP net income (loss) adjustments:
Non-GAAP revenue adjustments		(2,061)	—	(2,061)	—
Non-GAAP operating expense adjustments		4,483	10,196	38,958	10,870
Debt refinancing	Interest expense	2,957	—	2,957	—
Goodwill derecognition	Interest income and other, net	1,172	—	1,714	—
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(1,441)	—	(10,072)	—
Impact of tax reform	Income taxes	—	—	(68,903)	—
Discontinued operations, net of income tax	Loss from discontinued operations, net of tax	10,605	6,615	50,973	12,275
Total non-GAAP net income (loss) adjustments		15,715	16,811	13,566	23,145
Non-GAAP net income (loss)		$9,909	$(1,644)	$17,505	$5,752
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended March 31, 2018, and 2017, were 2.8% and 1.3%, respectively, and were 2.4% and 1.8% for the nine months ended March 31, 2018 and 2017, respectively, and are calculated as non-GAAP operating income divided by non-GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and six months ended March 31, 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance. As a result of the valuation allowance, non-GAAP adjustments were not tax effected for the three and nine months ended March 31, 2017.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net (loss) income per diluted share to non-GAAP net income (loss) per diluted share
	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
U.S. GAAP net (loss) income per diluted share	$(0.123)	$(0.398)	$0.084	$(0.376)
SmartStyle restructuring discounting and costs (1) (2)	0.038	—	0.668	—
Executive transition costs (1) (2)	0.002	—	0.011	—
Severance (1) (2)	—	0.169	0.050	0.168
Legal fees (1) (2)	—	0.030	—	0.030
Professional fees (1) (2)	—	0.022	0.031	0.037
Gain on life insurance proceeds (1) (2)	—	(0.002)	(0.170)	(0.002)
Debt refinancing (1) (2)	0.049	—	0.049	—
Goodwill derecognition (1) (2)	0.019	—	0.030	—
Impact of tax reform	—	—	(1.463)	—
Discontinued operations, net of tax	0.225	0.143	1.082	0.262
Impact of change in weighted average shares (2)	—	—	—	0.004
Non-GAAP net income (loss) per diluted share (2) (3)	$0.210	$(0.035)	$0.372	$0.123

U.S. GAAP Weighted average shares - basic	46,612	46,360	46,684	46,304
U.S. GAAP Weighted average shares - diluted	47,153	46,360	47,093	46,304
Non-GAAP Weighted average shares - diluted (3)	47,153	46,360	47,093	46,851
`
____________________________________
Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and six months ended March 31, 2018, for all non-GAAP operating expense adjustments. Non-GAAP operating expense adjustments recognized during the first quarter of fiscal year 2018 were not tax effected as a result of the valuation allowance. As a result of the valuation allowance, non-GAAP adjustments were not tax effected for the three and nine months ended March 31, 2017.

(2)
Non-GAAP net income (loss) per share reflects the weighted average shares associated with non-GAAP net income (loss), which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the nine months ended March 31, 2017 included additional shares for common stock equivalents of 0.5 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income (loss) per share.

(3)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

REGIS CORPORATION
Summary of Pre-Tax, Income Taxes and Net Income Impact for Q3 FY18 Discrete Items
(Dollars in thousands)
(Unaudited)

	Pre-Tax	Income Taxes	Net Income
SmartStyle restructuring discounting and costs, net	$2,284	$(503)	$1,781
Executive transition costs	146	(32)	114
Professional fees	(8)	2	(6)
Debt refinancing	2,957	(650)	2,307
Goodwill derecognition	1,172	(258)	914
	$6,551	$(1,441)	$5,110

Discontinued operations, net of tax	$—	$—	$10,605

Total	$6,551	$(1,441)	$15,715

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and nine months ended March 31, 2018 and 2017, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the debt refinancing, income tax provision adjustments associated with the above items, impact of tax reform and the SmartStyle restructuring costs included within depreciation and amortization are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended March 31, 2018
	Company-owned	Franchise (1)	Corporate	Consolidated (2)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$19,222	$10,184	$(35,212)	$(5,806)
Interest expense, as reported	—	—	5,095	5,095
Income taxes, as reported	—	—	(2,225)	(2,225)
Depreciation and amortization, as reported	7,276	92	2,190	9,558
EBITDA (as defined above)	$26,498	$10,276	$(30,152)	$6,622

SmartStyle restructuring discounting and costs, net	2,218	—	23	2,241
Executive transition costs	—	—	146	146
Professional fees	—	—	(8)	(8)
Goodwill derecognition	—	—	1,172	1,172
Discontinued operations, net of tax	—	—	10,605	10,605
Adjusted EBITDA, non-GAAP financial measure	$28,716	$10,276	$(18,214)	$20,778

	Three Months Ended March 31, 2017
	Company-owned	Franchise	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$16,529	$8,518	$(43,502)	$(18,455)
Interest expense, as reported	—	—	2,125	2,125
Income taxes, as reported	—	—	3,858	3,858
Depreciation and amortization, as reported	11,195	89	2,292	13,576
EBITDA (as defined above)	$27,724	$8,607	$(35,227)	$1,104

Severance	—	—	7,854	7,854
Legal fees	—	—	1,405	1,405
Professional fees	—	—	1,037	1,037
Gain on life insurance proceeds	—	—	(100)	(100)
Discontinued operations, net of tax	—	—	6,615	6,615
Adjusted EBITDA, non-GAAP financial measure	$27,724	$8,607	$(18,416)	$17,915

____________________________________
Notes:

(1)
Franchise adjusted EBITDA margin for the three months ended March 31, 2018 was 35.5%, and is calculated as franchise EBITDA (as defined above) divided by U.S. GAAP franchise revenue for the period. Removing the dilutive impact of $6.5 million for the franchise product sales to The Beautiful Group, franchise adjusted EBITDA margin for the three months ended March 31, 2018 was 45.1%.

(2)
Consolidated EBITDA margins for the three months ended March 31, 2018, and 2017, were 2.2% and 0.4%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended March 31, 2018, and 2017, were 7.0% and 5.7%, respectively, and are calculated as adjusted EBITDA divided by adjusted non-GAAP revenue for each respective period.

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	Nine Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$22,361	$29,583	$(48,005)	$3,939
Interest expense, as reported	—	—	9,402	9,402
Income taxes, as reported	—	—	(73,855)	(73,855)
Depreciation and amortization, as reported	39,224	275	7,265	46,764
EBITDA (as defined above)	$61,585	$29,858	$(105,193)	$(13,750)

SmartStyle restructuring discounting and costs, net	26,904	—	37	26,941
Gain on life insurance proceeds	—	—	(7,986)	(7,986)
Severance	—	—	2,828	2,828
Professional fees	—	—	1,628	1,628
Executive transition costs	—	—	564	564
Goodwill derecognition	—	—	1,714	1,714
Discontinued operations, net of tax	—	—	50,973	50,973
Adjusted EBITDA, non-GAAP financial measure	$88,489	$29,858	$(55,435)	$62,912

	Nine Months Ended March 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$56,653	$25,053	$(99,099)	$(17,393)
Interest expense, as reported	—	—	6,441	6,441
Income taxes, as reported	—	—	7,317	7,317
Depreciation and amortization, as reported	30,993	268	7,070	38,331
EBITDA (as defined above)	$87,646	$25,321	$(78,271)	$34,696

Severance	—	—	7,854	7,854
Legal fees	—	—	1,405	1,405
Professional fees	—	—	1,711	1,711
Gain on life insurance proceeds	—	—	(100)	(100)
Discontinued operations, net of tax	—	—	12,275	12,275
Adjusted EBITDA, non-GAAP financial measure	$87,646	$25,321	$(55,126)	$57,841

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP total revenue to adjusted total revenue, a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Total Revenue
Non-GAAP total revenue is U.S. GAAP revenue adjusted for items impacting comparability for each respective period.

	Three Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, as reported (U.S. GAAP)	$271,882	$28,919	$—	$300,801
SmartStyle restructuring discounting	(2,061)	—	—	(2,061)
Adjusted total revenue, non-GAAP financial measure	$269,821	$28,919	$—	$298,740

	Three Months Ended March 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, U.S. GAAP and non-GAAP	$294,324	$19,154	$—	$313,478

	Nine Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, as reported (U.S. GAAP)	$840,621	$78,568	$—	$919,189
SmartStyle restructuring discounting	(2,061)	—	—	(2,061)
Adjusted total revenue, non-GAAP financial measure	$838,560	$78,568	$—	$917,128

	Nine Months Ended March 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Consolidated total revenue, U.S. GAAP and non-GAAP	$889,973	$57,585	$—	$947,558

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Gross profit
The Company defines gross profit as service and product revenues less cost of service and cost of product, excluding depreciation and amortization. Non-GAAP gross profit is gross profit, as defined by the Company, adjusted for items impacting comparability for each respective period.

	Three Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$221,926	$—	$—	$221,926
Product	49,956	14,931	—	64,887
	271,882	14,931	—	286,813

Cost of service	132,081	—	—	132,081
Cost of product	25,137	12,002	—	37,139
	157,218	12,002	—	169,220

U.S. GAAP gross profit(1)	$114,664	$2,929	$—	$117,593

Non-GAAP gross profit adjustments:
SmartStyle restructuring discounting	536	—	—	536
Non-GAAP gross profit(1)	$115,200	$2,929	$—	$118,129
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	Three Months Ended March 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$237,998	$—	$—	$237,998
Product	56,326	7,518	—	63,844
	294,324	7,518	—	301,842

Cost of service	153,008	—	—	153,008
Cost of product	25,499	5,490	—	30,989
	178,507	5,490	—	183,997

U.S. GAAP and Non-GAAP gross profit(1)	$115,817	$2,028	$—	$117,845
____________________________________
(1)    Gross profit excludes depreciation and amortization.

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	For the Nine Months Ended March 31, 2018
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$680,699	$—	$—	$680,699
Product	159,922	37,721	—	197,643
	840,621	37,721	—	878,342

Cost of service	406,767	—	—	406,767
Cost of product	77,628	29,537	—	107,165
	484,395	29,537	—	513,932

U.S. GAAP and Non-GAAP gross profit(1)	$356,226	$8,184	$—	$364,410

Non-GAAP gross profit adjustments:
SmartStyle restructuring discounting and costs	1,121	—	—	1,121
Non-GAAP gross profit(1)	$357,347	$8,184	$—	$365,531
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	For the Nine Months Ended March 31, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$716,698	$—	$—	$716,698
Product	173,275	22,514	—	195,789
	889,973	22,514	—	912,487

Cost of service	454,998	—	—	454,998
Cost of product	79,629	16,759	—	96,388
	534,627	16,759	—	551,386

U.S. GAAP and Non-GAAP gross profit(1)	$355,346	$5,755	$—	$361,101
____________________________________
(1)    Gross profit excludes depreciation and amortization.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change to same-store sales
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenue decline, as reported (U.S. GAAP)	(4.0)%	(2.8)%	(3.0)%	(2.0)%
Effect of new company-owned stores	(0.1)	(0.5)	(0.2)	(0.5)
Effect of closed salons	9.2	1.9	5.9	1.7
Franchise	(3.0)	0.1	(2.2)	—
Foreign currency	(0.3)	(0.2)	(0.3)	—
Other	(0.2)	(0.2)	0.2	(0.5)
Same-store sales, non-GAAP	1.6%	(1.7)%	0.4%	(1.3)%

REGIS CORPORATION
Reconciliation of reported non-GAAP revenue change to same-store sales, as adjusted
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenue decline, as adjusted (non-GAAP)	(4.7)%	(2.8)%	(3.2)%	(2.0)%
Effect of new company-owned stores	(0.1)	(0.5)	(0.2)	(0.5)
Effect of closed salons	9.3	1.9	5.9	1.7
Other	(0.3)	(0.2)	0.2	(0.5)
Franchise	(3.0)	0.1	(2.2)	—
Foreign currency	(0.3)	(0.2)	(0.3)	—
Same-store sales, as adjusted non-GAAP	0.9%	(1.7)%	0.2%	(1.3)%

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